UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 15, 2010

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 15, 2010, Unitil Corporation (the “Company”) held it Annual Meeting of Shareholders at its offices in Hampton, NH. As of the record date for the meeting, the Company had 10,850,914 shares of common stock issued and outstanding and entitled to vote at the meeting. Of these shares, 10,005,502 were present in person or represented by proxy at the meeting, which constituted a quorum for the transaction of business at the meeting. At the meeting, the Company’s shareholders voted:

1. To elect three directors, each to serve a three-year term. The final vote was as follows:

	No. of Shares
	For	Withheld	Broker Non Vote
Michael J. Dalton	6,474,769.20	386,765.86	3,143,967.00
Edward F. Godfrey	6,671,308.05	190,227.01	3,143,967.00
Eben S. Moulton	6,659,704.06	201,831.00	3,143,967.00

2. To ratify the selection of Caturano and Company, P.C. as the Company’s independent public accountants for 2010. The final vote was as follows:

No. of Shares
For	Against	Abstain	Broker Non Vote
9,878,360.80	72,941.79	54,199.47	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/S/ MARK H. COLLIN
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	April 20, 2010